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                                                                   Exhibit 10.30


                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of January 7, 2002, by and between Craig Collins (the "Executive") and Brio Software, Inc., a Delaware corporation (the "Company" or "Brio Software").

1.   Duties and Scope of Employment.
     ------------------------------

     (a) Position. During his employment under this Employment Agreement, the
         --------
Company agrees to employ the Executive in the position of Executive Vice President, Chief Financial Officer, based out of the Brio Software Inc. San Francisco Office. As such, the Executive shall report to the Company's President and Chief Executive Officer.

     (b) Obligations to the Company. During his employment, the Executive agrees
         --------------------------
to devote his full business efforts and time to the Company and, to the best of his ability, to loyally and conscientiously perform all of the duties and obligations required of and from him pursuant to the terms hereof. The Executive further agrees that the Company will be entitled to all of the benefits and profits arising from or incident to all his work services and advice, that the Executive will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the President and Chief Executive Officer, and that the Executive will not during his employment directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Employment Agreement will prevent the Executive from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than two percent (2%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the NASDAQ.

     (c) No Conflicting Obligations. The Executive represents and warrants to
         --------------------------
the Company that the Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Employment Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which he or any other person has any right, title or interest and that his employment by the Company as contemplated by this Employment Agreement will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.

     (d) Background Check. Employment under the terms of this Employment
         ----------------
Agreement is contingent upon the successful completion of a background investigation check by the Company. Specifically, the background check will be limited to verifying the Executive's former employment, his education and certifications and a criminal investigation check.

     (e) Start Date. The Executive shall commence full-time employment on
         ----------
January 7, 2002 (the "Start Date").

2.   Cash and Equity.
     ---------------

     (a) Salary. The Company shall pay the Executive as compensation for his
         ------
services a base salary at the rate of not less than $25,000 per month ($300,000.00 on an annualized basis), payable in accordance with the Company's standard payroll schedule and subject to applicable tax withholding. The salary specified in this subsection (a), together with any increases in such salary that the Company may grant from time to time, is referred to in this Employment Agreement as the "Base Salary."


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     (b) Special Sign-On Stock Option. In connection with the commencement of
         ----------------------------
the Executive's employment, the Company will recommend that the Board of Directors grant him a stock option (the "Sign-On Option") to purchase 100,000 shares of the Company's common stock (the "Sign-On Shares") with an exercise price equal to the fair market value on the date of the grant. The Sign-On Option will be subject to the terms of the Company's 1998 Stock Option Plan and the standard form of stock option agreement and will vest and become exercisable as to 1/12 of the shares each month on the monthly anniversary of the vesting commencement date (which date shall be the Start Date).

          (i) Effect of a Change of Control on or before March 31, 2002. In the
              ---------------------------------------------------------
event that the Company signs and closes a Change of Control (as defined in Section 7(c) below) on or before March 31, 2002, then as of immediately prior to the closing of the Change of Control, the vesting and exercisability of the Sign-On Option shall accelerate such that the Executive will be deemed to have vested in a total of 25,000 of the Sign-On Shares (such that, when combined with the acceleration provided for in Section 2(c)(i)(B) below, the Executive will be vested in an aggregate of 53,125 shares of the Company's common stock as of immediately prior to the Change of Control); following the acceleration of vesting as described in this Section 2(b)(i), the Sign-On Option shall continue vesting pursuant to the vesting schedule set forth in Section 2(b) above.

          (ii) Effect of a Change of Control after March 31, 2002 but Prior to
               ---------------------------------------------------------------
One Year Anniversary. In the event that the Company signs and closes a Change of
--------------------
Control after March 31, 2002 but prior to the twelve (12) month anniversary of the Start Date (the "One Year Anniversary"), then as of immediately prior to the closing of the Change of Control, the vesting and exercisability of the Sign-On Option shall accelerate such that the Executive will be deemed to have vested in all of the Sign-On Shares.

     (c) Equity.

          (i) Option Grant. In connection with the commencement of the
              ------------
Executive's employment, the Company will recommend that the Board of Directors grant him an option (the "Option") to purchase 450,000 shares (the "Option Shares") of Brio Software common stock with an exercise price equal to the fair market value on the date of the grant. The Board shall meet no later than seven
(7) days after the Start Date to approve the grant of the Option. Subject to Executive's continued employment with the Company, the Option will vest and become exercisable as follows: 1/48 of the Option Shares will vest and become exercisable each month on the monthly anniversary of the vesting commencement date (i.e. the Executive's Start Date), such that the Option Shares shall be fully vested and exercisable as of the fourth anniversary of the vesting commencement date.

               (A) Terms of Option. The Option will be subject to the terms of
                   ---------------
the Company's 1998 Stock Option Plan and the standard form of stock option agreement (copies of which are attached hereto as Exhibit A), which agreement must be executed as a condition of the grant and exercise of the Option.

               (B) Effect of a Change of Control on or before March 31, 2002. In
                   ---------------------------------------------------------
the event that the Company signs and closes a Change of Control on or before March 31, 2002, then as of immediately prior to the closing of the Change of Control, the vesting and exercisability of the Option shall accelerate such that the Executive will be deemed to have vested in a total of 28,125 of the Option Shares (such that, when combined with the acceleration provided for in Section 2(b)(i) above, the Executive will be vested in an aggregate of 53,125 shares of the Company's common stock as of immediately prior to the Change of Control); following the acceleration of vesting described in this Section 2(c)(i)(B), the Option shall continue vesting pursuant to the vesting schedule set forth in
Section 2(c)(i) above.

               (C) Effect of a Change of Control after March 31, 2002 but Prior
                   ------------------------------------------------------------
to One Year Anniversary. In the event that the Company signs and closes a Change
-----------------------
of Control after March 31, 2002 but prior to the One Year Anniversary, the vesting and exercisability of the Option shall accelerate such that as of immediately prior to the closing of the Change of Control, the Option will be deemed vested and exercisable as to that number of shares of common stock in which, but for the Change of Control, the Executive would have vested in


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as of the One Year Anniversary; following the acceleration described in this
Section 2(c)(i)(C), the Option shall continue vesting pursuant to the vesting schedule set forth in Section 2(c)(i) above.

               (D) Effect of a Change of Control On or After One Year
                   --------------------------------------------------
Anniversary. In the event that the Company signs and closes a Change of Control
-----------
on or after the One Year Anniversary, then as of immediately prior to the closing of the Change of Control, the vesting and exercisability of the Option shall accelerate such that the Executive will be deemed to have vested in all of the Option Shares.

          (ii) Equity Awards. The Option, the Special Sign-On Option, and any
               -------------
other stock options that may be granted to the Executive from time to time shall be referred to collectively as the "Equity Awards".

     (d) Annual Bonus For FY 2002. During the remainder of FY 2002, the
         ------------------------
Executive will be eligible to earn a quarterly incentive bonus of up to $25,000 per quarter ("Target Bonus"). The amount of the Target Bonus that is earned will be based seventy-five (75%) percent upon the Company's achievement of various financial and/or other goals and twenty-five (25%) percent upon the Executive's achievement of specific individual MBOs to be reasonably determined and agreed upon by the Company and the Executive (the "Parties"). The Company, in its sole discretion, may award amounts in excess of the value of the Target Bonus described herein for achievement beyond 100% of the Company and/or individual bonus goals/MBOs. The amount of the Target Bonus earned for each fiscal quarter will be determined by the Company's Board of Directors within 30 days following the close of such quarter. The earned Target Bonus for any quarter shall be payable in accordance with the Company's normal practices and policies no later than 30 days after the end of the applicable quarter. Notwithstanding the foregoing, all earned Target Bonus payments will be deferred until such time that $10 million or more new funding is brought into the Company and the Company is cash flow positive. To the extent the full amount of the earned Target Bonus has not been previously paid at the termination of the Executive's employment for any reason, such earned Target Bonus will be paid out upon termination. In the event of the termination of the Executive's employment prior to the close of an applicable quarter by the Company "Without Cause" (as defined below) or as a result of the Executive's death or disability, the Executive will be deemed to have earned a pro-rated portion (based on the number of days in which the Executive was actively employed during that quarter) of only that portion of the Target Bonus that is attributable to his individual objectives; in the event of the termination of the Executive's employment under any other circumstances, the Executive will not be entitled to any payout of the Target Bonus. For FY2003 and beyond, the Executive will be eligible to earn an annual incentive bonus of up to fifty (50%) percent of the Executive's Base Salary.

3.   Vacation and Executive Benefits. During his employment, the Executive shall
     -------------------------------
be eligible to accrue not less than four (4) weeks of paid vacation per calendar year in accordance with the Company's standard policy for other executive officers, as such policy may be amended from time to time, and shall be eligible to participate in any employee benefit plans maintained by the Company for other executive officers, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

4.   Business Expenses.
     -----------------

     (a) During his employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. The Company acknowledges that the Executive will be based out of the Company's San Francisco Office and that reasonable expenses may include costs associated with staying in Santa Clara overnight as necessary to attend late night or early morning meetings at the Company's offices in Santa Clara.

5.   At-Will Employment. The Executive's employment with the Company shall at
     ------------------
all times be "at will," which means that either the Executive or the Company may terminate the Executive's employment at any time,


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for any or no reason, with or without cause. Any contrary representations that may have been made or may be made to the Executive at any time shall be superseded and governed by this Section 5. This Employment Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

6.   Termination Benefits. The Executive shall be entitled to receive benefits
     --------------------
upon termination of his employment only as set forth in this Section 6 (and, to the extent applicable, as set forth in Section 2). The Executive's entitlement to such termination benefits shall be conditioned upon the Executive's execution and delivery to the Company of (i) a general release of all claims, (ii) a resignation from all of the Executive's positions with the Company and (iii) an agreement not to engage directly or indirectly or participate in any business or proposed business that is competitive in any manner with the business of the Company for the period of time following termination of the Executive's employment during which the Company is providing termination benefits to Executive as set forth in Section 6(a)(i), (ii), and (iii) below.

     (a) Involuntary Termination. If the Company terminates the Executive's
         -----------------------
employment "Without Cause" or if the Executive resigns with "Good Reason" at any time during his employment, then the Executive shall be entitled to the following:

          (i) The Company shall provide Executive with payment of twelve (12) months of his then-current Base Salary (subject to applicable tax withholding), payable over the twelve (12) month period following the effective date of the release, in accordance with the Company's normal payroll practices, and

          (ii) Provided the Executive timely and accurately elects to continue his group medical insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company shall reimburse the Executive for the costs of the Executive's group medical insurance premiums under COBRA for the twelve (12) month period immediately following his termination; thereafter, the Executive may continue such coverage at his own expense in accordance with the Company's standard policies, and

          (iii) The Company shall accelerate vesting of the Equity Awards (as defined above) such that, as of immediately prior to his termination, Executive shall be deemed to have vested in an additional number of shares of common stock equal to the number of shares of common stock in which Executive would have vested if his service had continued for an additional twelve (12) months.

     (b) No Other Rights. Except as set forth in Sections 2(e)(i) and 6(a)
         ---------------
herein, the Executive shall not be entitled to any severance benefits upon the termination of his employment.

7.   Definitions.
     -----------

     (a) "Cause." For all purposes under this Employment Agreement, a
          -----
termination for "Cause" shall mean a good faith determination by the Company that the Executive's employment is being terminated for any of the following reasons: (i) the Executive's willful act of fraud, embezzlement, dishonesty or other misconduct that materially damages the Company; (ii) the Executive's willful failure to perform his duties to the Company, to follow Company policy as set forth in writing from time to time, or to follow the legal directives of the Company (other than failure to meet performance goals, objectives or measures), in each case in a manner that results in material damage to the Company, that is not corrected within thirty (30) days following written notice thereof to Executive by the Company's Chief Executive Officer, such notice to state with specificity the nature of the failure and the actions required of Executive to rectify the failure; provided that if such failure cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Executive within such period and may be completed within a reasonable period thereafter; (iii) the Executive's misappropriation of any material assets of the Company; (iv) the Executive's conviction of, or a plea of "Guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; (v) the Executive's willful and material breach of any agreement with the


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Company that is not corrected within thirty (30) days following written notice thereof to Executive by the Company's Chief Executive Officer, such notice to state with specificity the nature of the breach and the actions required of Executive to cure the breach; provided that if such breach cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Executive within such period and may be completed within a reasonable period thereafter; and (vi) the Executive's willful use or unauthorized disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Executive owes an obligation of nondisclosure as a result of his relationship with the Company. A termination of the Executive's employment by the Company under any other circumstances, other than death or disability, will be considered a termination "Without Cause."

     (b) "Good Reason." For all purposes under this Employment Agreement, "Good
          -----------
Reason" for the Executive's resignation will exist if he resigns from all positions held with the Company within 60 days after the occurrence of any of the following events without the Executive's written consent: (i) any reduction in his Base Salary; (ii) any material reduction in his benefits; (iii) a change in his position with the Company or a successor company that materially reduces his stature; (iv) a material breach by the Company of its obligations to the Executive under this Employment Agreement that is not corrected within thirty
(30) days following receipt of written notice thereof to the CEO of the Company by the Executive, such notice to state with specificity the nature of the failure; provided that if such failure cannot reasonably be corrected within thirty (30) days following receipt of written notice thereof, correction shall be commenced by the Company within such period and may be completed within a reasonable period thereafter; (v) any requirement by the Company that the Executive move his base of operations out of San Francisco; or (vi) the willful commission by any of the Company's executive officers or members of the Board of Directors of any unethical behavior, or criminal and/or fraudulent act that materially damages the Company and that is not corrected within thirty (30) days following receipt of written notice thereof to the CEO of the Company or a member of the Company's Board of Directors by the Executive, such notice to state with specificity the nature of the behavior or acts; provided that if such behavior or acts cannot reasonably be corrected within thirty (30) days following receipt of written notice thereof, correction shall be commenced by the Company and/or the individual within such period and may be completed within a reasonable period thereafter. A resignation by the Executive under any other circumstances or for any other reasons will be a resignation "Without Good Reason."

     (c) "Change of Control." For all purposes under this Employment Agreement,
          -----------------
a Change of Control shall mean a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

8.   Confidentiality Agreement. The Executive shall sign the Confidential
     -------------------------
Information and Invention Assignment Agreement (the "Confidentiality Agreement") in the form attached hereto as Exhibit B. The Executive hereby represents and warrants to the Company that he will comply with all obligations under the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Employment Agreement or of the Executive's employment relationship with the Company.

9.   Successors.
     ----------

     (a) Company's Successors. This Employment Agreement shall be binding upon
         --------------------
any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Employment Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Employment Agreement.


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     (b) Executive's Successors. This Employment Agreement and all rights of the
         ----------------------
Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.  Miscellaneous Provisions.
     ------------------------

     (a) No Duty to Mitigate. Executive shall not be required to mitigate the
         -------------------
amount of any payment contemplated by this Employment Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Employment Agreement, shall any such payment be reduced by any earnings that the Executive may receive from any other source.

     (b) Notice. Notices and all other communications contemplated by this
         ------
Employment Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters.

     (c) Modifications and Waivers. No provision of this Employment Agreement
         -------------------------
shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by the Company's Chief Executive Officer. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Employment Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (d) Whole Agreement. No other agreements, representations or understandings
         ---------------
(whether oral or written) which are not expressly set forth in this Employment Agreement have been made or entered into by either Party with respect to the subject matter of this Employment Agreement. This Employment Agreement, the Confidentiality Agreement, and the stock option agreements and stock plan documents, contain the entire understanding of the Parties with respect to the subject matter hereof.

     (e) Taxes. All payments made or benefits provided under this Employment
         -----
Agreement shall be subject to reduction to reflect taxes of other charges required to be withheld by law, unless otherwise specified in this Employment Agreement.

     (f) Choice of Law. The validity, interpretation, construction and
         -------------
performance of this Employment Agreement shall be governed by the laws of the State of California (except provisions governing the choice of law).

     (g) Severability. The invalidity or unenforceability of any provision or
         ------------
provisions of this Employment Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (h) No Assignment. This Employment Agreement and all rights and obligations
         -------------
of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Employment Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity or any merger with such entity.

     (i) Arbitration. Any dispute or claim arising out of or in connection with
         -----------
this Employment Agreement will be finally settled by binding arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The Parties shall split the cost of the arbitration filing and hearing fees and the cost of the arbitrator to the extent permissible under applicable law. Each Party shall bear its own attorney fees, unless otherwise determined by the arbitrator. The



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arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. The Parties hereby waive any rights they may have to trial by jury in regard to arbitrable claims. This
Section 10(i) shall not apply to any dispute or claim relating to the Confidentiality Agreement.

     (j) Headings. The headings of the paragraphs contained in this Employment
         --------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Employment Agreement.

     (k) Counterparts. This Employment Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]


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     Each of the Parties has executed this Employment Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                            CRAIG COLLINS

                                            /s/ Craig B. Collins
                                            ------------------------------------
                                            Signature

                                            BRIO SOFTWARE, INC.

                                            By: /s/ Craig D. Brennan
                                                --------------------------------

                                            Title: President and CEO
                                                   -----------------------------








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